UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2019

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor

New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 Form 8-K, the information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Amendment to Amended and Restated Certificate of Incorporation, as amended

On November 6, 2019, SELLAS Life Sciences Group, Inc. (the “Company”) filed a certificate of amendment to its Amended and Restated Certificate of Incorporation, as amended with the Secretary of State of the State of Delaware to effect a 1-for-50 reverse stock split of the Company’s shares of common stock. The reverse stock split, which was unanimously approved by the Company’s board of directors, was approved by the Company’s stockholders at a special meeting of stockholders held on September 10, 2019.

As a result of the reverse stock split, every fifty (50) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock without any change in the par value per share. The reverse stock split will not modify the rights or preferences of the common stock. No fractional shares will be issued as a result of the reverse stock split. In lieu thereof, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share as a result of the reverse stock split will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale, net of any brokerage costs incurred by the transfer agent to sell such fractional shares.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The reverse stock split will be effective at 5:00 p.m., Eastern Time, on November 7, 2019, and the Company’s common stock will trade on The Nasdaq Capital Market on a post-reverse split basis at the open of business on November 8, 2019. The Company’s post-reverse split common stock has a new CUSIP number (CUSIP No. 81642T 209).

The Company’s transfer agent, Computershare Trust Company, N.A., is acting as exchange agent for the reverse stock split.

On November 6, 2019, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the certificate of amendment to the Amended and Restated Certificate of Incorporation, as amended is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SELLAS Life Sciences Group, Inc., filed with the Secretary of State of the State of Delaware on November 6, 2019

99.1	Press Release Issued by SELLAS Life Sciences Group, Inc. on November 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: November 6, 2019	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary